Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

                            6% CONVERTIBLE DEBENTURE
                             SUBSCRIPTION AGREEMENT
                             ----------------------

                                 CONSYGEN, INC.

                  THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

                  This  Agreement  has  been  executed  by  the  undersigned  in connection with the private placement of the 6% Convertible Debenture (hereinafter referred to as the "Debentures") of CONSYGEN, INC. (Nasdaq Small Cap Stock Market symbol "CSGI"), located at 10201 South 5lst Street, Suite 140, Phoenix, Arizona, a corporation organized under the laws of the State of Texas, USA (hereinafter referred to as the "Company"). The terms on which the Debentures may be converted into common stock of the Company, $0.003 par value per share, (the "Common Stock") and the other terms of the Debentures are set forth in the 6 % Convertible Debenture due May 29, 2003 annexed hereto as Exhibit A. In addition, the Company will sell to the entities listed on Schedule A annexed hereto (the "Subscribers" or "Purchasers"), warrants (the "Warrants") to purchase Thirty Thousand (30,000) shares of Common Stock of the Company for each One Million Dollars ($1,000,000) in principal amount of Convertible Debentures purchased, representing in the aggregate Warrants to purchase One Hundred Five Thousand (105,000) shares of Common Stock of the Company (assuming the sale of $3,500,000 in principal amount of Convertible Debentures) (such number of shares of Common Stock underlying the Warrants shall be pro rated for each subscription amount) which shall be exercisable for a period of five (5) years from the Closing Date (as defined herein), as per the terms of a separate Common Stock Purchase Warrant (Exhibit B annexed hereto). This Subscription and, if accepted by the Company, the offer and sale of the Debentures, Warrants and the Common Stock underlying the Warrants and Debentures (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act. The Closing Date shall be determined in accordance with Section 14 herein.

                  Each of the Subscribers hereby represents and warrants to, and agrees with the Company as follows:

                  Section 1. Agreement to Subscribe; Purchase Price.

                  1.1 Closing. The Company will sell and the Subscribers will buy, in reliance upon the representations and warranties of the Company and Subscribers contained in this Agreement and the Debenture, upon the terms and conditions set forth herein and therein, that principal amount of Debenture set forth next to their names on Schedule A for an aggregate purchase price of Three Million Five Hundred Thousand ($3,500,000) U.S. Dollars (the "Purchase Price").

                  1.2 Form of Payment. The Subscribers shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, the Escrow Agent, against delivery of the original Debentures, and Warrants to the Escrow Agent, as per a separate Escrow Agreement, annexed hereto as Exhibit C, as payment in full for their portion of the Securities.

                  1.3  Wire  Instructions.   Wire  instructions  for  Goldstein,
Goldstein & Reis, LLP are as follows:

                  Chase Manhattan Bank, N.A.
                  ABA No. 021000021
                  For the Account of:
                  United States Trust Company of New York Account
                  No. 920-1-073195
                  In favor of:
                  Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

                  Section 2. Representations and Warranties of the Subscribers. Subscribers each acknowledge, represent, warrant and agree as follows:

                  2.1 Organization and Authorization. Each of the Subscribers is duly incorporated or organized and validly existing in the state or country of their incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Subscribers, the performance by the
Subscribers of their obligations hereunder and the consummation by the Subscribers of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscribers. The undersigned signatories have all right, power and authority to execute and deliver this Agreement on behalf of the Subscribers. This Agreement has been duly executed and delivered by the Subscribers and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Subscribers, enforceable against the Subscribers in accordance with its terms.

                  2.2 Evaluation of Risks. Each of the Subscribers has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They each recognize that their investment in the Company involves a high degree of risk and could result in the complete loss of their investment.

                  2.3 Independent Counsel. Each of the Subscribers acknowledge that they have been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with their tax advisor regarding the tax consequences of acquiring the Securities.

                  2.4 Disclosure Documentation. Each of the Subscribers has each received and reviewed copies of the Company's reports and registration statements filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including the Company's 10- IO-Qs, 8-K's, and registration statements (including, without limitation, the section entitled "Risk Factors" in the Company's Form S-1 Registration Statement), filed by the Company since April 15, 1997 (collectively, the "Reports"). Except for the Reports, the Subscribers are not relying on any other information relating to the offer and sale of the Securities. Subscribers acknowledge that the Company has offered to make available any additional public information that the Subscribers may reasonably request, including technical information, and other material information about the Company and Subscribers have been offered Company's full and unconditional cooperation in making such information available to Subscribers and acknowledge that the Company has recommended that the Subscribers request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports.

                  2.5 Opportunity to Ask Questions. Each of the Subscribers has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of each of the Subscribers.

                  2.6 Reports Constitute Sole Representations. Except as set forth in the Reports, no representations or warranties have been made to Subscribers by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Subscribers are not relying upon any information, other than that contained in the Reports and the results of independent investigation by Subscribers.

                  2.7 Each of the Subscribers is an Accredited Investor. Each of the Subscribers are "Accredited Investors", as defined under Regulation D, and represent and warrant that it is included within one or more of the following categories of "Accredited Investors."

                           (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
         Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                           (ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                           (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                           (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $ 1,000,000;

                           (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

                           (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

                           (viii) Any entity in which all of the equity owners are accredited investors; and

                           (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

                  2.8 No Registration, Review or Approval. Each of the Subscribers acknowledge and understand that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Each of the Subscribers acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to
(i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Each of the Subscribers understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscribers set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscribers to acquire the Securities.

                  2.9 Investment Intent. Without limiting their ability to resell the Securities pursuant to an effective registration statement, each of the Subscribers is acquiring the Securities solely for their own account and not with a view to the distribution, assignment or resale to others. Each of the Subscribers understands and agrees that it may have to bear the economic risk of its investment in the Securities for an indefinite period of time.

                  2.10 No Advertisements. The Subscribers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                  2.11 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit D).

                  Section 3. Representations and Warranties of the Company. The Company acknowledges, represents, warrants and agrees as follows:

                  3.1 Organization/Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Texas and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

                  3.2 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Nasdaq Small Cap Stock Market. The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act during the twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).

                  3.3 SEC Filings/Full Disclosure.  (i) For the period of twelve
(12) immediately preceding this offer and sale, or such shorter period that the Company has been required to file such Reports as defined herein, none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) since July 4, 1997, the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to each of the Subscribers which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

                  3.4 Authorization. The Company has all requisite corporate right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery in accordance with this Agreement, the Debentures, and the Warrants, as applicable, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

                  3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

                  3.6 No Undisclosed Liabilities or Events. The Company has no liabilities or obligations, other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since February 28, 1998, which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company. To the knowledge of the Company, no event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  3.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Exhibits annexed hereto, including the conversion or exercise provision of the Securities, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock (it being understood that it will be necessary for the Company to file an additional listing application with the Nasdaq Small Cap Market to list the Common Stock issuable pursuant to the Convertible Debenture and the Warrants), which would have a material adverse effect on the business condition (financial or otherwise), operations, prospects, or properties of the Company.

                  3.8 Absence of Events of Default. Except as set forth in the Reports and this Agreement (including all Exhibits annexed hereto), no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or operations.

                  3.9 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement (including all Exhibits annexed hereto), or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

                  3.10 Intellectual Property Rights. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. Except as disclosed in the Reports, to the knowledge of the Company, neither the Company nor its services is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company.

                  3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in material breach or material default under any of such agreements which could have a material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company.

                  3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a material adverse effect on the properties, business, condition (financial or otherwise), operations or prospects of the Company.

                  3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

                  3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                  3.15 Required Governmental Permits. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

                  3.16 Listing. The Company will maintain the listing of its Common Stock on the Nasdaq Small Cap Stock Market, the successors thereto, or other organized United States market or quotation system. The Company has not received any notice, oral or written, affecting its continued listing, the Company will take no action outside the ordinary course of business which would impact its continued listing or eligibility of the Company for such listing. The Company is in full compliance with the requirements for continued list on the Small Cap Stock Market.

                  3.17 Other Outstanding Securities/Financing Restrictions. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

                  3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Debentures or exercise of the Warrants, remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall cooperate in order to permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Subscribers shall provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

                  3.19 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.003 par value per share, of which 15,336,328 are outstanding. There are no shares of Preferred Stock authorized. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and, except for 91,667 of 150,000 shares of Common Stock issued for services to be rendered, are fully paid and nonassessable.

                  3.20 Dilution. The Company is aware and acknowledges that conversion of the Debentures, and/or exercise of the Warrant, would cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

                  Section 4. Further Representations and Warranties of the Company. For so long as any Securities held by any of the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                           (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of all of the outstanding Securities.

                           (ii) It will permit the Subscribers to exercise their right to convert the Debentures and/or exercise the Warrants by telecopying an executed and completed Notice of Conversion and/or Notice of Exercise to the Company and delivering the original Notice of Conversion and/or original Notice of Exercise and the certificate representing the Debenture and/or the original Warrant to the Company by express courier. Each business date on which a Notice of Conversion and/or Notice of Exercise is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date" and/or "Exercise Date". The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Debenture and/or exercise of any Warrants (together with the certificates representing the Debenture not so converted and/or Warrants not so exercised) to the Subscriber via express courier, by electronic transfer or otherwise, within five (5) business days after the Conversion Date and/or Exercise Date if the Company has received the original Notice of Conversion and Debenture certificate being so converted and/or the original Notice of Exercise and Warrant being exercised by the second business day after the Conversion Date or Exercise Date (as applicable). In addition to any other remedies which may be available to the Subscribers, in the event that the Company fails to effect delivery of such shares of Common Stock within such five (5) business day period, the Subscribers will be entitled to revoke the relevant Notice of Conversion and/or Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and the Subscribers shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion and/or Notice of Exercise. The Notice of Conversion and Debenture and/or the Notice of Exercise and Warrant representing the portion of the Debenture converted and/or Warrant exercised shall be delivered as follows:

                  To the Company:

                           ConSyGen, Inc.
                           10201 South 51st Street, Suite 140
                           Phoenix, Arizona 85044
                           Fax: (602) 496-9889
                           Attn: Rajesh Kapur, Chief Financial Officer

                  with a copy to:

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, MA 02111
                           Fax: (617) 856-8201
                           Attn: John G. Nossiff, Jr., Esq.

                  In the event that the Common Stock is not delivered by the Company (or its transfer agent) within five (5) business days after the Conversion Date and/or Exercise Date, and the Company has received the original Notice of Conversion and Debenture, the Company shall pay to the Subscriber(s) (or Placement Agent), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Debenture sought to be converted, $50 for each of the first five (5) days and $100 per day thereafter that the

Conversion Shares are not delivered, and for each thousand (1,000) shares of Common Stock sought to be exercised under the Warrant, $7.50 for each of the first ten (10) days and $15.00 per day thereafter that the shares of Common Stock underlying the Warrant are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date and/or Exercise Date. Any and all payments required pursuant to this paragraph shall be payable only in cash.

                  Section 5. Opinion of Counsel. Each of the Subscribers shall, upon the Closing, receive an opinion from counsel to the Company as set forth in Exhibit E.

                  Section 6. Opinion of Counsel Upon Conversion/Transfer. The Company will obtain for each Subscriber, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to permit issuance (and transfer) of the shares upon conversion of the Debenture, subject only to receipt of a Notice of Conversion in the form of Exhibit F and receipt by counsel of such representations, warranties, and documents as are determined by such counsel to be necessary to comply with applicable securities laws, duly executed by the Subscriber which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the legend from the Common Stock certificate in connection with a sale of such Common Stock, if the Registration Statement has been declared effective by the SEC or another exemption is available for resale.

                  Section 7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration (the "Benefit"), the Company agrees, for so long as the Securities are held by the Subscribers, to take such action as is necessary to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

                           (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                           (iii) furnish to each Subscriber forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as each Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing any Subscriber to sell any such Securities without registration.

                  Section 8. Representations and Warranties of the Company and Subscribers. Each of the Subscribers, and the Company represent, warrant, covenant, and agree to the other the following with respect to itself:

                  8.1 Subscription Agreement. The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each of the Subscribers, and is a valid and binding agreement, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  8.2 No-Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, bylaws and any amendments thereto of any Subscriber or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to any Subscriber, or their respective properties or assets.

                  8.3 Approvals. Neither the Company, nor any Subscriber, is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities.

                  8.4 Indemnification. The Company and each of the Subscribers agrees to indemnify the other, and to hold the other harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                  8.5 Transfer Restrictions/Conversion Holding Period. Refer to the Debenture annexed hereto as Exhibit A.

                  8.6 Restrictions on Future Financings. The Company agrees that it will not, without first offering the Investors the right to participate, enter into any subsequent or further offer or sale of Common Stock, or any securities convertible into shares of Common Stock, with any third-party until the date which is one hundred eighty (180) days after the effective date of the registration statement. This provision shall not apply to: (a) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, or other disposition, or (b) the exchange of capital stock for assets, stock or joint venture interest, (c) the issuance of securities upon exercise of options or warrants, or (d) an offering of Common Stock at or above the then current market price; provided, however, that any registration rights granted in connection with such offering, shall not require the filing of a registration statement in respect of such stock prior to one hundred eighty
(180) days after the effective date of the Registration Statement.

                  Section 9.  Restrictions on Share Issuances.

                  9.1 Restrictions on Conversion of Debenture. Each Subscriber or any subsequent holder of the Debenture (the "Holder") shall be prohibited from converting any portion of the Debenture which would result in any Subscriber or Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

                  9.2 Limitation on Share Issuance. Notwithstanding anything to the contrary contained herein or in the Debentures or the Warrants (including the Warrants issued to the finders), the number of shares of Common Stock of the Company issuable pursuant to the Debentures and the Warrants (including the finder's Warrants) shall not exceed 3,051,929 shares (being 19.9% of the 15,336,328 shares of Common Stock issued and outstanding on the date hereof). In the event the number of shares of Common Stock of the Company issuable pursuant to the Debentures and the Warrants (including the finder's warrants) exceed 2,300,450 shares (being 15% of the 15,336,328 shares of Common Stock issued and outstanding on the date hereof), the Company agrees that it shall immediately call a stockholders meeting for the purpose of approving below market price issuances of Common Stock to the Subscribers in excess of 3,051,929 shares. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issuable under the Debentures and Warrants (including the finder's Warrants) exceeds 3,051,929, the Company will seek a waiver from the Nasdaq Stock Market to permit such issuances. If the Company is unable to obtain the waiver within twenty (20) days of applying therefor, the Company will, at its option, either (i) delist the Common Stock from the Nasdaq Stock Market and include the Common Stock for quotation on the OTC Bulletin Board or
(ii) pay to the Subscribers the "Economic Benefit" of that number of shares of Common Stock that would have been issuable to the Subscribers above 3,051,929 shares. The "Economic Benefit" is defined as the number of shares of Common Stock issuable to the Subscribers pursuant to the Warrants and Debentures in excess of 3,051,929, multiplied by the average closing Bid Price for the five trading days preceding the tenth (10th) trading day after the aforementioned stockholder meeting. The "Economic Benefit" will be paid within thirty (30) days after such tenth (10th) trading day.

                  Section 10. Mandatory Conversion. In the event that -this Debenture has not been converted by the Maturity Date, this Debenture shall automatically be converted as if the Purchaser voluntarily elected such conversion in accordance with the procedure, terms and conditions as set forth in this agreement.

                  Section 11. Registration or Exemption Requirements. Each of the Subscribers acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Each of the Subscribers understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered under applicable securities laws or such registration is not required, (ii) if the transfer is pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

                  Section  12.  Legend.   The   certificates   representing  the
Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

                  The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                  Section  13.  Stock  Delivery   Instructions.   The  Debenture
Certificates shall be delivered to each of the Subscribers on a delivery versus payment basis as set forth in the Escrow Agreement.

                  Section 14. Closing Date. The date the Escrow Agent (i) receives the Securities and the Purchase Price, and (ii) the conditions set forth in Sections 15 and 16, and the terms and conditions of the Escrow Agreement (Exhibit C) herein are satisfied or waived, shall be the Closing, which date shall be no later than May 29, 1998, unless the parties mutually agree to extend such date (the "Closing Date").

                  Section 15. Conditions to the Company's Obligation to Sell. Each of the Subscribers understands that the Company's obligation to sell the Debentures and Warrants is conditioned upon:

                           (i) The receipt and acceptance by the Company of this Subscription Agreement and all Exhibits duly executed by all other parties thereto;

                           (ii) Delivery into escrow by each of the Subscribers of good cleared funds as payment in full for the purchase of the Securities;

                           (iii) All representations and warranties of each of the Subscribers contained herein shall remain true and correct as of the Closing Date; and

                           (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the
         Debentures, Warrants, and the proposed issuance of the Common Stock underlying the Debentures and Warrants shall be legally permitted by all laws and regulations to which each of the Subscribers and the Company are subject.

                  Section 16. Conditions to Subscriber's Obligation to Purchase. The Company understands that each of the Subscribers obligation to purchase the Debentures, and Warrants is conditioned upon:

                           (i)   Acceptance  by  the  Company  of  each  of  the
         Subscriber's   Subscription  Agreement  in  the  form  hereof  and  due
         execution by all parties of the Exhibits hereto;

                           (ii) Delivery into escrow of the original Securities as described herein:

                           (iii) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date;

                           (iv) Receipt of opinion of counsel substantially in the form of Exhibit E annexed hereto; and

                           (v) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures, and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Debentures and Warrants shall be legally permitted by all laws and regulations to which the Company and each of the Subscribers are subject.

                  Section 17.  Miscellaneous.

                  17.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the US District Court for the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens , to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  17.2 Confidentiality.  The Company and each of the Subscribers agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement (including the names of the Subscribers) or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party, including the names of the Subscribers (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                  17.3 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscribers and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

                  17.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  17.5 Reliance by Company. Each of the Subscribers represents to the Company that the representations and warranties of each Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

                  17.6 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company agrees to pay on the Closing Date, out of the Purchase Price, fees, in cash, to the finders (pursuant to that certain letter agreement between the Company and such persons dated May 19, 1998), of eight (8%) percent of the total dollars funded to the Company pursuant to this Agreement, and $15,000 to Goldstein, Goldstein, & Reis, LLP for legal and escrow fees, but only if the $3,500,000 Convertible Debenture purchase is consummated.

                  17.7 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.

                  17.8 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received),
(b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual, receipt of such mailing, whichever shall first occur or (c) on the fifth business day following date of mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  (i)      If to the Company:

                                    ConSyGen, Inc.
                                    10201 South 51st Street, Suite 140
                                    Phoenix, Arizona
                                    Attn: Ronald I. Bishop, President
                                    Telephone: (602) 496-4545
                                    Facsimile: (602) 496-9889

                           With a copy to:

                                    Brown, Rudnick, Freed & Gesmer
                                    One Financial Center
                                    Boston, MA 02111
                                    Attn: John G. Nossiff, Jr., Esq.
                                    Telephone: (617) 856-8200
                                    Facsimile: (617) 856-8201

                  (ii) If to the Subscribers, at the addresses and numbers listed on Schedule A annexed hereto.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN  WITNESS  WHEREOF,  this  6%  Convertible  Denbenture   Subscription
Agreement was duly executed on the date first written below.

Agreed to and accepted on
This ____ day of May 1998

CONSYGEN, INC.



By __________________________
   Name: Ronald I. Bishop
   Title: President                       DOMINION CAPITAL FUND, LTD.

                                          By ________________________________
                                            Name:
                                            Title:
                                          Executed this ____ day of May, 1998



                                          CANADIAN ADVANTAGE LIMITED PARTNERSHIP

                                          By ________________________________
                                            Name:
                                            Title:
                                          Executed this ____ day of May, 1998



                                          SOVEREIGN PARTNERS LIMITED PARTNERSHIP

                                          By ________________________________
                                            Name:
                                            Title:
                                          Executed this ____ day of May, 1998

                                  Exhibit 4. 3
                                                                       EXHIBIT A

No.                                                             $          USD
                                                                 ----------
                                 CONSYGEN, INC.

                     Convertible Debenture due May 29, 2003

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

                  THIS DEBENTURE is one of a duly authorized issue of Debentures of ConSyGen, Inc., a corporation duly organized and existing under the laws of the State of Texas (the "ISSUER"), issued on May 29, 1998 (the "Issuance Date"), and designated as its Convertible Debenture due May 29, 2003, in an aggregate face amount not exceeding Three Million Five Hundred Thousand (USD $3,500,000) Dollars, issuable in minimum denominations of Two Hundred Fifty Thousand ($250,000) Dollars par value face amounts.

                  This Debenture has been issued under the terms and provisions of the 6% Convertible Debenture Subscription Agreement dated as of May 29, 1998 between the ISSUER and HOLDER (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof.

         FOR VALUE RECEIVED, the ISSUER promises to pay to the registered holder hereof or its registered assigns, if any (the "HOLDER"), the principal sum of Three Million Five Hundred Thousand Dollars (USD $3,500,000), on May 29, 2003 (the "Maturity Date"), in Shares of Common Stock or in cash (in the event of an

"Event of Default") and to pay interest, in each case as outlined below, at the rate of six (6%) percent per annum on the principal sum from time to time outstanding under this Debenture. Accrual of interest shall commence on the first day after the date hereof. Interest shall be payable by the ISSUER, at its option, in cash or in the number of freely tradable shares of Common Stock (at a price per share equal to ninety (90% percent of the average closing bid price of the Common Stock during the five (5) trading day immediately preceding the interest payment date) quarterly in arrears commencing August 31, 1998 or upon conversion by the Holder with respect to accrued, but unpaid, interest on the amount converted. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the ISSUER regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement. The principal of this Debenture is payable as provided below in shares of Common Stock at any time prior to the Maturity Date upon the HOLDER exercising it conversion rights set forth below. In the event this Debenture is outstanding on the Maturity Date it shall automatically be converted into shares of Common Stock as if the HOLDER voluntarily elected such conversion in accordance with the procedures, terms and conditions set forth in this Debenture. Accordingly, the principal amount of this Debenture is payable in cash only upon an Event of Default (as defined below). Principal and Interest are payable at the address last appearing on the Debenture Register as designated in writing by the HOLDER hereof from time to time. The ISSUER will pay all accrued and unpaid interest due upon this Debenture on the Maturity Date in accordance herewith, less any amounts required by law to be deducted or withheld, to the HOLDER at the last address on the Debenture Register.

         The Debenture is subject to the following additional provisions:

                  1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the HOLDER surrendering the same. No service charge will be made for such registration or transfer or exchange, although the HOLDER shall be responsible for their own expenses associated with complying with the restrictions on transfer of the Debenture in the Agreement.

                  2. The ISSUER shall be entitled to withhold from all payments under this Debenture any amounts required to be withheld under the applicable provisions of the U.S Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

                  3. This Debenture has been issued subject to investment representations to the original HOLDER hereof and may be transferred or exchanged only in compliance with the 1933 Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original HOLDER by the same representations and terms described herein and under the Agreement.

                  4. The HOLDER is entitled,  at its option, upon the earlier of
(i) one hundred twenty (120) days from the Issuance Date, or (ii) upon the effectiveness of a Registration Statement (pursuant to the terms of the Agreement and the Registration Rights Agreement), to convert this Debenture, in whole or in part, in accordance with the following terms and conditions:

                           (a)  The HOLDER may exercise its right to convert the
Debenture by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the ISSUER and delivering the original Notice of Conversion and the original Debenture to the ISSUER by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the ISSUER in accordance with the provisions hereof shall be deemed a "Conversion Date". The ISSUER will transmit the certificates representing shares of Common Stock issuable upon conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the HOLDER via express courier, by electronic transfer or otherwise within five (5) business days after the Conversion Date if the ISSUER has received the original Notice of Conversion and Debenture being so converted by such date. In addition to any other remedies which may be available to the HOLDER, in the event that the ISSUER fails to effect delivery of such shares of Common Stock within five (5) such business day period, the HOLDER will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the ISSUER whereupon the ISSUER and the HOLDER shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Debenture representing the portion of the Debenture converted shall be delivered as follows:

                  To the ISSUER:

                                ConSyGen, Inc.
                                10201 South 51st Street, Suite 140
                                Phoenix, Arizona 85044
                                Attn: Rajesh Kapur, Chief Financial Officer
                                Facsimile: (602) 496-4545
                                Telephone: (602) 496-9889

                  With a copy to:

                                 Brown, Rudnick, Freed & Gesmer
                                 One Financial Center
                                 Boston, MA 02111
                                 Attn: John G. Nossiff, Jr., Esq.
                                 Facsimile: (617) 856-8201
                                 Telephone: (617) 856-8200

                  In the event that the Common Stock issuable upon conversion of the Debenture is not delivered within five (5) business days of receipt by the ISSUER of a valid Notice of Conversion and the Debenture to be converted, the ISSUER shall pay to the HOLDER, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Debenture sought to be converted, $50 for each of the first five (5) days and $100 per day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately.

                  (b) Each Debenture shall be convertible, at the sole option of the HOLDER (subject to automatic conversion on the Maturity Date as provided herein), into that number of shares of fully paid and nonassessable shares of Common Stock which is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of this Debenture, the Conversion Amount shall mean the principal dollar amount of the Debenture being converted. The Conversion Price shall be equal to the lesser of: (i) one hundred ten (110%) percent of the average closing bid price of the Common Stock for the five day trading period immediately preceding the Issuance Date, or (ii) eighty (80%) percent of the average closing bid price of the Common Stock for the five day trading period immediately preceding the Conversion Date. The closing bid price shall be deemed to be the reported last bid price regular way as reported by Bloomberg LP or, if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by Nasdaq or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded.

                  (c) The number of shares of Common Stock issuable upon the conversion of the Debenture and the Conversion Price shall be subject to adjustment as follows:

                           (i) In  case  the ISSUER  shall (A) pay a dividend on
Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (B) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholder a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (C) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (D) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (E) issue by reclassification of its Common Stock any shares of Common Stock of the ISSUER, the number of shares of Common Stock issuable upon conversion of the Debenture immediately prior thereto shall be adjusted so that the holders of the Debenture shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the record date in the case of a stock split, subdivision, combination or reclassification.

                           (ii) Any  adjustment  in the  numbers  of  shares  of
Common Stock issuable hereunder otherwise required to be made by this paragraph 4(c) will not have to be made if such adjustment would not require an increase or decrease in one (1%) percent or more in the number of shares of Common Stock issuable upon conversion of the Debenture.

                           (iii)  Whenever  the number of shares of Common Stock
issuable upon the conversion of the Debenture is adjusted, as herein provided, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Debenture immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

                  (d) In the case of any (i) consolidation or merger of the ISSUER into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the ISSUER), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the ISSUER as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of a Debenture then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the ISSUER into which such Debenture would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the ISSUER (A) is not an entity with which the ISSUER consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the ISSUER held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which the ISSUER merged into the ISSUER or to which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section (4)(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a majority of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the HOLDERS, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Debenture. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The ISSUER shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor ISSUER or entity (if other than the ISSUER) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the HOLDER such shares of Common Stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this paragraph.

                  (e) The ISSUER will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the ISSUER, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the HOLDERS against impairment.

                  (f) After the Common Stock is registered for resale by the Company, the HOLDER agrees to restrict its selling of shares of Common Stock during any calendar month to the greater of: (i) one quarter (1/4) of the number of shares of Common Stock issuable to the HOLDER hereunder, or (ii) fifteen (15%) percent of the trading volume of the Common Stock during the twenty (20) trading days immediately preceding the commencement of such calendar month.

                  5. No provision of this Debenture shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the lace, time, and rate and in the coin or currency herein prescribed.

                  6. The ISSUER hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  7. If one or more of the following described "Events of Default" shall occur,

                         a. A trustee, liquidator or receiver shall be appointed
for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                         b. Any  governmental  agency or any court of  competent
jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and shall not be dismissed within sixty (60) calendar days thereafter; or

                         c. Bankruptcy reorganization, insolvency or liquidation
proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the ISSUER and, if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within sixty (60) days thereafter;

                         d. The Common  Stock is  delisted  from  trading on the
NASDAQ Small Cap Stock Market and the OTC Bulletin Board;

                         e.  The  Issuer  shall  fail to pay the  amount  of the
"Economic Benefit" (as defined in Section 9.2 of the Convertible Debenture Subscription Agreement) when due thereunder; or

                         f. The Issuer  shall have failed to pay  interest  when
due hereunder and such failure shall have continued uncured for a period of fifteen (15) days following the Company's receipt of notice of such default from the Holder.

                  Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, and HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action, such HOLDER shall be entitled to receive all reasonable fees, costs and expenses incurred in connection with enforcing the rights granted hereunder, including without limitation such reasonable fees and expenses of attorneys (if litigation is commenced).

                  8. In case any provision of this Debenture is held by a court of compete jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision sh be adjusted rather than voided, if possible, so that it is enforceable to the maximum exte possible, and the validity and enforceability of the remaining provisions of this Debenture w not in any way be affected or impaired thereby.

                  9. In addition to the terms of the Registration Rights Agreement of even d herewith, the HOLDER shall have the right to include all of the shares of Common Stock underlying this Debenture (the "Registrable Securities") as part of any registration of securities filed by the ISSUER
(other than in connection with a transaction contemplated by Rule 145( promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the HOLDER agrees it shall not have any piggy-back registration rights pursuant to this Debenture if the shares of Common Stock underlying this Debenture in be sold in the United States pursuant to the provisions of Rule 144. HOLDER shall have five (5) business days to notify the ISSUER in writing as to whether the ISSUER is to include HOLDER or not include HOLDER as part of the registration; provided, however, that if an registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be include in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the HOLDER, and all other selling stockholder shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by th eunderwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (an all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the HOLDERS thereof for a period, not to exceed one hundred eighty (180) day which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The ISSUER shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not an Debenture holder elected to include securities in such registration. All registration expense incurred by the ISSUER in complying with this Agreement shall be paid by the ISSUER exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the HOLDERS of this Debenture.

                  10. This Debenture and the Agreement (along with all exhibits attache thereto) constitute the full and entire understanding and agreement between the ISSUER an HOLDER with respect hereto. Neither this Debenture nor any terms hereof may be amended waived, discharged or terminated other than by a written instrument signed by the ISSUER an the HOLDER. Any capitalized terms shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Agreement shall control.

                  11. This Debenture shall be governed by and construed in accordance with th laws of the State of New York.

                  12. The convertibility of the Debenture shall be restricted such that that portion of the Debenture which, if otherwise converted, would result in HOLDER being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, of 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible. If, in accordance with the foregoing sentence, any portion of the Debenture remains unconvertible on the Maturity Date, the ISSUER shall have no further obligation therefor.

                  13. This Debenture, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture or the Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the ISSUER has caused this Debenture to be duly executed by an officer thereunto duly authorized.



                                               CONSYGEN, INC.



                                               By
                                                 ----------------------------
                                               Name: Ronald I. Bishop
                                               Title: President

Date: May          , 1998

                                   Exhibit 4.3

                                                                       EXHIBIT B

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 193-1, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SHARES OF STOCK  ISSUABLE UPON  EXERCISE  HEREOF MAY NOT BE
SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE
REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.

No.

                          COMMON STOCK PURCHASE WARRANT

                      To Purchase       Shares of Common Stock of
                                 ------

                                 CONSYGEN, INC.

                  THIS CERTIFIES that, for value received, _____________________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, from May 29, 1998 (the "Issuance Date"), until on or prior to May 29, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from CONSYGEN, INC., a corporation incorporated in the State of Texas (the "Company"),________________________ (_______) shares (the "Warrant
Shares") of Common Stock, par value US $0.003 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to one hundred ten (110%) percent of the average closing bid prices of the Common Stock for the five trading days immediately preceding the Closing Date (defined in the 6% Convertible Debenture Subscription Agreement between the Company and the Investors dated on or about May 29, 1998) (the "Agreement"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement, and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and receipt by the Company of an opinion of counsel to the Company as to compliance with applicable securities laws.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, when issued and paid for in accordance with the terms and conditions of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue),

                  3. Exercise of Warrant. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made as follows: (a) the holder may exercise its rights to purchase one third of the Warrant Shares issuable hereunder at any time after the Issuance Date, (b) the holder may exercise its rights to purchase another one third of the Warrant Shares issuable hereunder at any time after November 29, 1998, and (c) the holder may exercise its rights to purchase the remaining Warrant Shares issuable hereunder at any time after May 29, 1999. These purchase rights are exercisable by the holder hereof as set forth above before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of, this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

                  4. No Fractional Shares or Scrip/ Restrictions on Exercise. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, an opinion of counsel to the Company, as to compliance with applicable securities laws, and the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6.   Closing  of  Books.   The  Company  will  not  close  its
shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

                  7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                  8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), subject to receipt of an opinion of counsel to the Company, as to compliance with applicable securities laws.

                  9. Loss,  Theft,  Destruction  or Mutilation  of Warrant.  The
Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  11. Effect of Certain Events. If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, or (c) in case the Company shall at any time effect a sale or merger transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) The Company agrees that the Warrant Shares shall be included in Registration Statement to be filed by the Company pursuant to the Agreement.

                  12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  13.      [Reserved]

                  14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance this Warrant shall constitute full authority to its officers who are charged with the duty executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued provided herein without violation of any applicable law or regulation, or of any requirements the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

                  16. "Piggy-Back" Registration. In addition to the terms of the Registration Rights Agreement, the Holders of this Warrant shall have the right to include all Warrant Shares as part of any registration of securities filed by the Company (other than in connection with transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the holder of this Warrant agrees it shall not have any piggy-back registration rights pursuant to this Warrant if the Warrant Shares may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if an registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholder shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration, whether or not any Warrant holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Warrant shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the holders of the Warrants.

                  17. Miscellaneous.

                  (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Agreement.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or if no exemption from registration exists, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares (if not registered, or if no exemption from registration exists) issued to the Holder upon exercise will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE N BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION
         REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (c) Modification and Waiver. This Warrant and any provisions hereof may changed, waived, discharged or terminated only by an instrument in writing signed by the pa against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted be given or delivered to the holders hereof by the Company shall be delivered or shall be sent certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:   May          , 1998

                                              CONSYGEN, INC.


                                              -------------------------------
                                              By: Ronald I. Bishop, President

                               NOTICE OF EXERCISE


To: CONSYGEN, INC.


                  (1) The undersigned hereby elects to purchase _________shares of Common Stock, par value $.003 per share (the "Common Stock") of CONSYGEN, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                         -------------------------------
                         (Name)

                         -------------------------------
                         (Address)

Dated:

                                              -------------------------------
                                              Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

---------------------------------------------------  whose address is

---------------------------------------------------.


---------------------------------------------------

                                     Dated:
                                           -----------------------

                                    Holder's Signature
                                                      --------------------------
                                    Holder's Address
                                                      --------------------------



Signature Guaranteed:
                    -----------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the fact of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 29th day of May, 1998, among the entities listed on Schedule A (collectively referred to as the "Holders"), and CONSYGEN, INC., a corporation incorporated under the laws of the state of Texas, and having its principal place of business at 10201 South 51"" Street, Suite 140, Phoenix, Arizona, 85044 (the "Company").

                  WHEREAS, the Investors are purchasing from the Company, pursuant to a 6% Convertible Debenture Subscription Agreement dated the date hereof (the "Subscription Agreement"), an aggregate of Three Million Five Hundred Thousand ($3,500,000) Dollars principal amount of the Company's
Convertible Debenture, and a Warrant to purchase one hundred five thousand (105,000) shares of the Company's Common Stock; and

                  WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares underlying the Convertible Debenture and Warrant Shares (collectively hereinafter referred to as the "Stock" or "Securities" of the Company).

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein, the term "Registrable Security means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (1) it has been registered under the Securities Act of 1933, as amended (the "1933 Act"), (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

                  Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Company that such transfer may be made without registration under the 1933 Act or (ii) such registration.

                  Section 3.  Registration Rights.

                           (a) The  Company  agrees  that it will  use its  best
efforts to prepare and file with the Securities and Exchange Commission ("Commission"), within forty five (45) days after the Subscription Date, a registration statement under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a registered issuance of the Registrable Securities under the Act. The Company shall use its best efforts to cause the Registration Statement to become effective within one hundred twenty (120) days from the Closing Date. The number of shares designated in the Registration Statement to be registered shall be two hundred (200%) percent (or such higher number as the Company determines) of the number of Securities that would be required if all the Registrable Securities were issued on the day before the filing of the Registration Statement.

                           (b) The Company will  maintain the  effectiveness  of
the Registration Statement or post- effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144, or (iii) five years after the Subscription Date.

                           (c)  All  fees,   disbursements   and   out-of-pocket
expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

                           (d) The Company shall not be required by this Section
3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the 1933 Act.

                           (e) In the event  the  Registration  Statement  to be
filed by the Company pursuant to Section 3(a) above is not filed with the Commission within forty five (45) days from the Subscription Date and/or the Registration Statement is not declared effective by the Commission within one hundred twenty (120) days from the Subscription Date, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, one (1%) percent of the Purchase Price of the then outstanding Securities for the first thirty (30) day period that such filing and/or effectiveness is delayed, and two (2%) percent of the Purchase Price of the then outstanding Securities for every thirty (30) days thereafter until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders one half in shares of Common Stock (upon the same conversion terms contained in the Convertible Debenture), and one half in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The aforementioned liquidated damages shall cease to accrue one year after the Subscription Date on the condition that the Holders may rely on Rule 144 for the resale of all of the Securities then held by the Holders.

                           If the  Company  does not  remit the  damages  to the
Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holders' other rights or remedies as set forth in this Agreement.

                           (f) No provision  contained herein shall preclude the
Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

                           (g) If at any  time or from  time to time  after  the
effective date of the Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than four (4) twenty
(20) day periods in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty (20) days. The Company must give each Holder notice in writing at least two (2) business days prior to the first day of the blackout period.

                           (h)  "Potential  Material  Event"  means  any  of the
following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement; (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time; or (c) the Registration Statement would be materially misleading absent the inclusion of such information.

                  Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                           (a)  prepare  and  file  with  the  Commission   such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

                           (b) furnish to each Holder such  numbers of copies of
a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                           (c)  register and qualify the  securities  covered by
the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a Foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (d) list  such  securities  on the  Nasdaq  Small Cap
Stock Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

                           (e)  notify  each  Holder of  Registrable  Securities
covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration

Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  Section 6.  Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Holders, and each officer, director or person, if any, who controls each Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof, or (ii) will not pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

                           (b)  Each  Distributing  Holder  agrees  that it will
indemnify and hold harmless the Company, and each officer, director, or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

                           (c) Promptly  after receipt by an  indemnified  party
under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal), that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation,

                  Section 8. Notices. All notices, demands, requests,  consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (i]) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) on the fifth business day following the date of mailing by certified or registered mail, return receipt requested, postage prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to ConSyGen, Inc.

                           ConSyGen, Inc.
                           10201 South 51st Street, Suite 140
                           Phoenix, Arizona   85044
                           Attn: Ronald I. Bishop
                           Facsimile: (602) 496-4545
                           Telephone: (602) 496-9889

         With a copy to:

                           Brown, Rudnick, Agreed & Gesmer
                           One Financial Center
                           Boston, MA 02111
                           Attn: John G. Nossiff, Jr., Esq.
                           Facsimile: (617) 856-8201
                           Telephone: (617) 856-8200

         If to the Holders at the addresses set forth on Schedule A attached hereto.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

                  Section 10. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

                  Section 11. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

                           (a) all Holder's Securities subject to this Agreement
have been registered;

                           (b) all of such Holder's  Securities  subject to this
Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                           (c) all of such Holder's  Securities  subject to this
Agreement can be sold pursuant to Rule 144(k).

                  Section 12. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 13. Governing Law: Venue, Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  Section 14. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  Section 15. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the 6% Convertible Debenture Subscription Agreement.

                  Section 16. Entire Agreement. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                                        CONSYGEN, INC.



                                        By:_____________________________________
                                           Ronald I. Bishop, President



                                        By _____________________________________



                                        By _____________________________________



                                        By _____________________________________